Exhibit 99.2

Apple Inc.

Q4 2014 Unaudited Summary Data

(Units in thousands, Revenue in millions)

	Q4’14		Q3’14		Q4’13		Sequential Change		Year/Year Change
		Revenue		Revenue		Revenue		Revenue		Revenue
Operating Segments
Americas		$16,247		$14,577		$13,941		11%		17%
Europe		9,535		8,091		8,005		18%		19%
Greater China		5,778		5,935		5,733		- 3%		1%
Japan		3,507		2,564		3,341		37%		5%
Rest of Asia Pacific		1,923		2,161		1,980		- 11%		- 3%
Retail		5,133		4,104		4,472		25%		15%

Total Apple		$42,123		$37,432		$37,472		13%		12%

	Q4’14		Q3’14		Q4’13		Sequential Change		Year/Year Change
	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue
Product Summary
iPhone (1)	39,272	$23,678	35,203	$19,751	33,797	$19,510	12%	20%	16%	21%
iPad (1)	12,316	5,316	13,276	5,889	14,079	6,186	- 7%	- 10%	- 13%	- 14%
Mac (1)	5,520	6,625	4,413	5,540	4,574	5,624	25%	20%	21%	18%
iPod (1)	2,641	410	2,926	442	3,498	573	- 10%	- 7%	- 24%	- 28%
iTunes/Software/Services (2)		4,608		4,485		4,260		3%		8%
Accessories (3)		1,486		1,325		1,319		12%		13%

Total Apple		$42,123		$37,432		$37,472		13%		12%

(1)	Includes deferrals and amortization of related non-software services and software upgrade rights.

(2)	Includes revenue from the iTunes Store, the App Store, the Mac App Store, the iBooks Store, AppleCare, licensing and other services.

(3)	Includes sales of Apple-branded and third-party accessories for iPhone, iPad, Mac and iPod.